KIRBY


KIRBY CORPORATION                                      CONTACT:  STEVE HOLCOMB
                                                                 713-435-1135

FOR  IMMEDIATE  RELEASE
-----------------------


                 KIRBY CORPORATION TO HOST INVESTOR AND ANALYST
                        MEETING ON THURSDAY, MAY 19, 2005

HOUSTON, TEXAS (MAY 12, 2005) - Kirby Corporation ("Kirby") (NYSE:KEX) will host an Investor and Analyst Meeting in New York City on Thursday, May 19, 2005. Kirby's senior management will make a presentation to investors and analysts from 2:00 p.m. (Eastern time) until approximately 5:20 p.m. (Eastern time). A live webcast of the presentation will be available to the public and replays will be available after the meeting. The webcast can be accessed by visiting Kirby's Web site at http://www.kirbycorp.com/ or by following the link below and
                    -------------------------
selecting  the  streaming  audio  option:

http://invite.mshow.com/findshow.aspx?usertype=0&cobrand=100&shownumber=235506
------------------------------------------------------------------------------

Reference: Kirby Corporation Analyst Day, show number 235506

The meeting will also include presentations by the Waterway Council, Inc. on the United States inland waterway system infrastructure, by Chemical Market Associates, Inc. on the outlook for the petrochemical industry and by Purvin & Gertz, Inc. on the refined petroleum products market.

Kirby Corporation, based in Houston, Texas, operates inland tank barges and towing vessels transporting petrochemicals, black oil products, refined petroleum products and agricultural chemicals throughout the United States inland waterway system. Through its diesel engine services segment, Kirby provides after-market service for large medium-speed and high-speed diesel engines and reduction gears used in marine, power generation and railroad applications.


     55 Waugh Drive    Suite 1000    P.O. BOX 1745    Houston, Texas 77251
                         713/435-1000   Fax 713/435/1011